                                                   THORNBURG MORTGAGE FUNDING, INC.

                                                             as Purchaser

                                                                  and

                                                 THORNBURG MORTGAGE HOME LOANS, INC.,

                                                               as Seller

                                                 TMFI MORTGAGE LOAN PURCHASE AGREEMENT

                                                       Dated as of July 1, 2007

                                              (Adjustable Rate and Hybrid Mortgage Loans)

                                              Thornburg Mortgage Securities Trust 2007-3
                                                 Mortgage-Backed Notes, Series 2007-3

                                                           Table of Contents

ARTICLE IV. SELLER'S COVENANTS      6

         Section 4.01.     Covenants of the Seller................................................................6

ARTICLE V. INDEMNIFICATION          6

         Section 5.01.     Indemnification........................................................................6

ARTICLE VI. TERMINATION             7

Schedule III:     Seller's Representations and Warranties Relating to Mortgage Loans..........................III-1

                  THIS TMFI MORTGAGE  LOAN PURCHASE  AGREEMENT,  dated as of July 1, 2007 (the  "Agreement"),  is made and entered into between Thornburg  Mortgage Home Loans, Inc., a Delaware  corporation (the "Seller") and Thornburg  Mortgage Funding,  Inc., a Delaware
corporation (the "Purchaser").

                                                          W I T N E S S E T H

                  WHEREAS,  the Seller is the owner of the notes or other evidence of indebtedness  (the "Mortgage Notes") so indicated
on Schedule I hereto  referred to below,  and the other  documents or instruments  constituting  the Mortgage File  (collectively,  the
"Mortgage Loans"); and

                  WHEREAS,  the Seller, as of the date hereof, owns the mortgages or deeds of trust (the "Mortgages") on the properties
(the "Mortgaged  Properties")  securing such Mortgage Loans,  including  rights to (a) any property  acquired by foreclosure or deed in lieu of foreclosure or otherwise,  (b) the proceeds of any insurance  policies covering the Mortgage Loans or the Mortgaged  Properties or the obligors on the Mortgage Loans and (c) the Seller's security interest in any Additional Collateral; and

                  WHEREAS, the Seller is a party to the servicing agreements  identified on Schedule II (each a "Servicing  Agreement,"
and together the "Servicing  Agreements"),  and certain of the Mortgage Loans are currently being serviced  thereunder by the servicers identified therein; and

                  WHEREAS,  the parties  hereto desire that the Seller sell the Mortgage  Loans,  the Mortgages and the related  assets referred to above,  and assign the Seller's  rights under the Servicing  Agreements to the Purchaser,  other than any servicing  rights retained  pursuant to the  provisions  of the Servicing  Agreements,  but only to the extent such rights relate to the servicing of the
Mortgage Loans (the  "Contractual  Rights")  pursuant to the terms of this Agreement with the  understanding  that the Purchaser on the
Closing Date will in turn assign such Mortgage  Loans,  the Mortgages and the related assets and the  Contractual  Rights to Structured
Asset  Mortgage  Investments  II Inc., a Delaware  corporation  ("SAMI II") pursuant to the terms of the SAMI II mortgage loan purchase agreement dated as of July 1, 2007 between the Purchaser and SAMI II (the "SAMI II MLPA"); and

                  WHEREAS,  pursuant to the terms of that certain Sale and Servicing  Agreement dated as of July 1, 2007 (the "Sale and
Servicing Agreement") among Thornburg Mortgage Securities Trust 2007-3 (the "Trust"),  as issuer (the "Issuer"),  SAMI II, as depositor
(the "Depositor"),  the Seller, as initial seller, the Purchaser,  as seller, Wells Fargo Bank, N.A., as master servicer and securities administrator and LaSalle Bank National Association,  as indenture trustee (the "Indenture Trustee"),  SAMI II will convey the Mortgage
Loans,  the Mortgages and the related  assets,  the Contractual  Rights and rights  provided to the Purchaser  hereunder on the Closing
Date to the Issuer; and

                  WHEREAS on the Closing  Date,  the Issuer will pledge the Mortgage  Loans,  the  Mortgages  and related  assets,  the
Contractual  Rights and certain  rights  provided to the Purchaser  hereunder to the Indenture  Trustee under an Indenture  dated as of
July 1,  2007  (the  "Indenture")  between  the  Issuer  and the  Indenture  Trustee,  pursuant  to which the  Issuer  shall  issue its
Mortgage-Backed Notes, Series 2007-3 (the "Notes"), the payment of which is to be secured by such pledged assets.

                  NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  herein  contained,   and  other  good  and  valuable
consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                                              ARTICLE I.

                                                       DEFINITIONS AND SCHEDULES

         Section 1.01.     Definitions.  Any capitalized  term used but not defined herein shall have the meaning  assigned  thereto in the Sale and Servicing Agreement and the Indenture.

                                                              ARTICLE II.

                                          SALE OF MORTGAGE LOANS AND THE CONTRACTUAL RIGHTS;
                                                       PAYMENT OF PURCHASE PRICE

         Section 2.01.     Sale of Mortgage Loans;  Assignment of the Contractual  Rights. The Seller,  concurrently with the execution and delivery of this Agreement,  does hereby sell,  assign, set over, and otherwise convey to the Purchaser,  without recourse,  all of its right, title and interest in, to and under (i) each Mortgage Loan,  including the related Cut-Off Date Principal  Balance,  and all collections  in respect of interest and  principal due after the Cut-Off Date (and all  principal  received  before the Cut-Off Date to the extent such  principal  relates to a Monthly  Payment due after the Cut-Off  Date);  (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure;  (iii) its interest in any insurance  policies in respect of the Mortgage Loans; (iv) any Additional Collateral with respect to the Mortgage Loans; and (v) all proceeds of any of the foregoing.

                  Concurrently  with the  execution  and delivery of this  Agreement,  the Seller  hereby  assigns to the Purchaser the
Contractual  Rights.  The Purchaser  hereby accepts such assignment,  and shall be entitled to exercise such  Contractual  Rights under each Servicing Agreement as if the Purchaser had been a party to each such agreement.

         Section 2.02.     Obligations of the Seller Upon Sale and Assignment.  In connection with the transfer and assignment pursuant to Section 2.01 hereof,  the Seller further agrees,  at its own expense,  on or prior to the Closing Date, (a) to indicate in its books and records that the Mortgage  Loans have been sold to the Purchaser  pursuant to this  Agreement and (b) to deliver to the Purchaser a computer  file  containing a true and complete  list of all such  Mortgage  Loans  specifying  for each such  Mortgage  Loan, as of the
Cut-Off Date,  (i) its account number and (ii) the Cut-Off Date  Principal  Balance and such file,  which forms a part of Schedule A to the Sale and  Servicing  Agreement,  shall also be marked as Schedule I to this  Agreement and is hereby  incorporated  into and made a part of this Agreement.

                  In connection with such conveyance by the Seller, the Seller shall on behalf of the Purchaser, the Depositor and the
Issuer deliver to, and deposit with the Indenture Trustee (or its custodian), on or before the Closing Date, the documents described in Section 2.01 of the Sale and Servicing Agreement including, but not limited to, the Mortgage File and the Servicing Agreements.
In the case of the Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to execution of this
Agreement, the Seller, in lieu of delivering the related Mortgage Files, shall deliver to the Indenture Trustee on behalf of the
Purchaser, the Depositor and the Issuer an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayments that are required to be deposited in the Collection Account pursuant to Section 2.01 of the Sale and Servicing Agreement have been so deposited.

                  The Seller  hereby  confirms to the  Purchaser  that it has made the  appropriate  entries in its general  accounting records, to indicate that the Mortgage Loans have been transferred as directed by the Purchaser.

                  The Purchaser  hereby  acknowledges  its acceptance of all rights,  title and interests in, to and under the Mortgage
Loans and other  property,  and the  Contractual  Rights,  now existing or hereafter  created,  conveyed to it pursuant to Section 2.01 hereof.

                  The  parties  hereto  intend  that the  transaction  set forth  herein be a  non-recourse  sale by the  Seller to the
Purchaser of all of the Seller's  rights,  title and  interests  in, to and under the Mortgage  Loans and other  property  described in
Section 2.01.  Nonetheless,  in the event the  transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the
Purchaser a security  interest  in all of the  Seller's  rights,  title and  interests  in, to and under the  Mortgage  Loans and other property  described in Section 2.01, whether now existing or hereafter created,  to secure all of the Seller's  obligations  hereunder;
and this Agreement  shall  constitute a security  agreement  under  applicable  law. The Seller and the Purchaser  shall, to the extent consistent  with this  Agreement,  take such  actions as may be necessary to ensure  that,  if this  Agreement  were deemed to create a security interest in the Mortgage Loans and the Contractual  Rights,  such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Indenture.

         Section 2.03.     Payment of Purchase Price for the Mortgage Loans. In  consideration  of the sale of the Mortgage Loans,  the related  assets and the  Contractual  Rights from the Seller to the Purchaser on the Closing Date,  the Purchaser  agrees to pay to the
Seller on the Closing Date by transfer of immediately  available  funds,  an amount equal to  $1,496,172,509.18  (which amount includes accrued  interest) (the "Purchase  Price") minus any expenses  billed to the Purchaser in connection  with the issuance and offering of the Notes pursuant to the SAMI II Mortgage Loan Purchase Agreement.

                                                             ARTICLE III.

                                          REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01.     Seller  Representations  and  Warranties  Relating  to the  Mortgage  Loans.  The  Seller  hereby  makes the representations  and  warranties set forth in Schedule III hereto  applicable to the Mortgage Loans and by this reference  incorporated herein,  to the  Purchaser,  as of the  Closing  Date  or,  if  applicable,  such  other  date as may be  specified  therein,  with the understanding  that the Purchaser  pursuant to the terms of the SAMI II Mortgage Loan Purchase  Agreement will assign to the Depositor, which will assign to the Issuer,  which will assign to the Indenture  Trustee any and all rights and remedies the respective  party may have against the Seller arising from a breach of any such representation and warranty.

         Section 3.02.      Seller's Representations and Warranties. The Seller represents,  warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

                  (i)       the Seller is duly organized,  validly existing and in good standing as a corporation  under the laws of the
State of Delaware and is and will remain in compliance  with the laws of each state in which any  Mortgaged  Property is located to the extent necessary to fulfill its obligations hereunder;

                  (ii)      the Seller has the power and authority to hold each Mortgage  Loan, to sell each Mortgage  Loan, to execute, deliver  and  perform,  and to enter  into and  consummate,  all  transactions  contemplated  by this  Agreement.  The  Seller has duly authorized  the  execution,  delivery and  performance  of this  Agreement,  has duly  executed and delivered  this  Agreement and this
Agreement,  assuming due authorization,  execution and delivery by the Purchaser,  constitutes a legal, valid and binding obligation of the Seller,  enforceable  against it in accordance  with its terms except as the  enforceability  thereof may be limited by bankruptcy, insolvency or reorganization or other similar laws in relation to the rights of creditors generally;

                  (iii)     the execution and delivery of this Agreement by the Seller and the  performance  of and compliance  with the terms of this Agreement will not violate the Seller's  certificate of  incorporation  or by-laws or constitute a material default under or result in a material  breach or  acceleration  of, any material  contract,  agreement or other  instrument  to which the Seller is a party or which may be applicable to the Seller or its assets;

                  (iv)      the Seller is not in violation of, and the  execution  and delivery of this  Agreement by the Seller and its performance  and  compliance  with the terms of this  Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal,  state,  municipal or governmental  agency having  jurisdiction over the Seller or its assets,  which violation might have consequences that would materially and adversely affect the condition  (financial or otherwise)
or the operation of the Seller or its assets or might have  consequences  that would materially and adversely affect the performance of its obligations and duties hereunder;

                  (v)       the Seller does not believe,  nor does it have any reason or cause to believe,  that it cannot  perform each and every covenant contained in this Agreement;

                  (vi)      the Seller has good,  marketable and indefeasible title to the Mortgage Loans, free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loans;

                  (vii)     the Mortgage Loans are not being  transferred by the Seller with any intent to hinder,  delay or defraud any creditors of the Seller;

                  (viii)    there are no actions or proceedings  against, or investigations known to it of, the Seller before any court, administrative  or other  tribunal (A) that might  prohibit its entering  into this  Agreement,  (B) seeking to prevent the sale of the
Mortgage Loans or the  consummation  of the  transactions  contemplated  by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

                  (ix)      no consent,  approval,  authorization  or order of any court or governmental  agency or body is required for the execution,  delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the  consummation of the transactions  contemplated by this Agreement,  except for such consents,  approvals,  authorizations  or orders, if any, that have been obtained; and

                  (x)       the consummation of the  transactions  contemplated by this Agreement are in the ordinary course of business of the Seller,  and the transfer,  assignment  and  conveyance of the Mortgage  Notes and the Mortgages by the Seller  pursuant to this
Agreement are not subject to the bulk transfer or any similar statutory provisions.

         Section 3.03.     Remedies  for  Breach  of  Representations  and  Warranties.  It is  understood  and  agreed  that  (i)  the representations  and  warranties set forth in Sections 3.01 and 3.02 and the provisions of Article V, shall survive the purchase of the
Mortgage  Loans and the  Contractual  Rights  hereunder  (and in the case of Section  3.01,  shall survive  delivery of the  respective
Mortgage  Files  to the  Indenture  Trustee  pursuant  to the SAMI II  Mortgage  Loan  Purchase  Agreement  and the Sale and  Servicing
Agreement) and shall inure to the benefit of the Purchaser and its assigns  notwithstanding  any  restrictive or qualified  endorsement on any Mortgage  Note or  Assignment  or the  examination  or lack of  examination  of any Mortgage  File and (ii) the remedies for the breach of such  representations  and warranties  and for the failure to deliver the documents  referred to in Section 2.02 hereof shall be as set forth in Section 2.04 of the Sale and Servicing Agreement.

                  With respect to the representations and warranties numbered (iii), (xiv), (xvii), (xviii), (xxix), (xxxii) and
(xxxiii) set forth on Schedule III hereto that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Master Servicer or the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Noteholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                                                              ARTICLE IV.

                                                          SELLER'S COVENANTS

         Section 4.01.     Covenants of the Seller.  The Seller hereby covenants that, except for the transfer  hereunder,  it will not sell,  pledge,  assign or transfer to any other Person,  or grant,  create,  incur,  assume or suffer to exist any Lien on any Mortgage
Loan,  or any interest  therein;  it will notify the  Purchaser,  of the existence of any Lien on any Mortgage  Loan  immediately  upon discovery  thereof;  and it will defend the right,  title and interest of the Purchaser and its assigns,  in, to and under the Mortgage
Loans, against all claims of third parties claiming through or under the Seller;  provided,  however, that nothing in this Section 4.01 shall  prevent or be deemed to prohibit the Seller from  suffering to exist upon any of the Mortgage  Loans any Liens for  municipal or other local taxes and other governmental  charges if such taxes or governmental  charges shall not at the time be due and payable or if the Seller shall  currently be contesting  the validity  thereof in good faith by appropriate  proceedings  and shall have set aside on its books adequate reserves with respect thereto.

                                                              ARTICLE V.

                                                            INDEMNIFICATION

         Section 5.01.     Indemnification.  The Seller  agrees to indemnify  and to hold each of the  Purchaser,  the  Depositor,  the
Issuer,  the  Indenture  Trustee,  each of the officers and  directors of each such entity and each person or entity who controls  each such entity or person  harmless  against any and all claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related  costs, judgments,  and any other costs, fees and expenses that the Purchaser,  the Depositor,  the Issuer, the Indenture Trustee,  or any such person or entity may  sustain in any way related to the  failure of the Seller to perform  its duties in  compliance  with the terms of this Agreement.  The Seller shall immediately notify the Purchaser,  the Depositor,  the Issuer and the Indenture Trustee if a claim is made under this  provision.  The Seller  shall  assume the  defense of any such claim and pay all  expenses  in  connection  therewith, including  reasonable  counsel fees,  and promptly pay,  discharge and satisfy any judgment or decree which may be entered  against the
Purchaser, the Depositor, the Issuer, the Indenture Trustee or any such person or entity in respect of such claim.

                                                              ARTICLE VI.

                                                              TERMINATION

         Section 6.01.     Termination.  The  respective  obligations  and  responsibilities  of the Seller and the  Purchaser  created hereby shall  terminate,  except for the respective  indemnity  obligations as provided  herein,  upon the  termination of the Sale and
Servicing Agreement as provided in Article X thereof.

                                                             ARTICLE VII.

                                                       MISCELLANEOUS PROVISIONS

         Section 7.01.     Amendment.  This  Agreement  may be amended  from time to time by the Seller  and the  Purchaser  by written agreement signed by the parties hereto.

         Section 7.02.     Governing  Law. This Agreement  shall be governed by and construed in accordance  with the laws of the State of New York,  without reference to its conflict of law provisions  (other than Section 5-1401 of the General  Obligations Law), and the
obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.03.     Notices. All demands,  notices and communications  hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  if to the Seller:

                  Thornburg Mortgage Home Loans, Inc.
                  150 Washington Avenue, Suite 302
                  Santa Fe, New Mexico  87501
                  Attention:  Deborah Burns

or such other address as may hereafter be furnished to the Purchaser,  the Depositor,  the Issuer and the Indenture  Trustee in writing by the Seller.

                  if to the Purchaser:

                  Thornburg Mortgage Funding, Inc.
                  150 Washington Avenue, Suite 302
                  Santa Fe, New Mexico  87501
                  Attention:  Deborah Burns

or such other address as may hereafter be furnished to the Seller,  the Depositor,  the Issuer and the Indenture  Trustee in writing by the Purchaser.

                  if to the Issuer:

                  Thornburg Mortgage Securities Trust 2007-3
                  c/o Wilmington Trust Company
                  1100 North Market Street
                  Wilmington, Delaware  19801
                  Attention:  Corporate Trust Administrator (Thornburg 2007-3)

or such other address as may hereafter be furnished to the Purchaser,  the Depositor,  the Indenture  Trustee and the Seller in writing by the Issuer.

                  If to the Indenture Trustee:

                  135 South LaSalle Street, Suite 1511
                  Chicago, Illinois  60603
                  Attention:  Global Securities and Trust Services (Thornburg 2007-3)

or such other  address as may  hereafter be  furnished to the Seller,  the  Depositor,  the Issuer and the  Purchaser in writing by the
Indenture Trustee.

                  If to the Depositor:

                  Structured Asset Mortgage Investments II Inc.
                  383 Madison Avenue
                  New York, New York  10179
                  Attention:  Baron Silverstein (Thornburg 2007-3)

or such other address as may hereafter be furnished to the Seller,  the Purchaser,  the Issuer and the Indenture  Trustee in writing by the Depositor.

         Section 7.04.     Severability  of Provisions.  If any one or more of the covenants,  agreements,  provisions or terms of this
Agreement  shall be held  invalid for any reason  whatsoever,  then such  covenants,  agreements,  provisions  or terms shall be deemed severable from the remaining  covenants,  agreements,  provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

         Section 7.05.     Counterparts.  This  Agreement  may be executed in one or more  counterparts  and by the  different  parties hereto on separate  counterparts,  which may be transmitted  by telecopier  each of which,  when so executed,  shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 7.06.     Further  Agreements.  Each  party  hereto  agrees  to  execute  and  deliver  to the other  such  additional documents,  instruments  or agreements as may be necessary or reasonable  and  appropriate to effectuate the purposes of this Agreement or in connection with the issuance of the Notes  under the Indenture.

         Without  limiting the  generality of the foregoing,  as a further  inducement for the Purchaser to purchase the Mortgage Loans from the Seller,  the Seller will  cooperate  with the  Purchaser,  the  Depositor  and the Issuer in  connection  with the sale of the
Notes.  In that  connection,  the Seller  will  provide to the  Purchaser  any and all  information  and  appropriate  verification  of information,  whether through  letters of its auditors and counsel or otherwise,  as the Purchaser  shall  reasonably  request and will provide to the Purchaser or its designee such additional representations and warranties,  covenants,  opinions of counsel, letters from auditors,  and  certificates of public  officials or officers of the Seller as are reasonably  required in connection with the offering of the Notes.

         Section 7.07.     Intention of the Parties.  It is the  intention of the parties  that the  Purchaser is  purchasing,  and the
Seller is selling,  the Mortgage  Loans  rather than  pledging  such  Mortgage  Loans to secure a loan by the  Purchaser to the Seller.
Accordingly,  the parties hereto each intend to treat the transaction as a sale by the Seller, and a purchase by the Purchaser,  of the
Mortgage  Loans.  The  Purchaser  will have the right to review the Mortgage  Loans and the related  Mortgage  Files to  determine  the characteristics  of the Mortgage  Loans which will affect the Federal  income tax  consequences  of owning the  Mortgage  Loans and the
Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

         Section 7.08.     Successors  and  Assigns:  Assignment  of Purchase  Agreement.  This  Agreement  shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their  respective  assigns.  The obligations of the Seller under this
Agreement  cannot be assigned  or  delegated  to a third party  without the  consent of the  Purchaser  which  consent  shall be at the
Purchaser's sole discretion;  provided,  however, that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation  resulting from any merger,  conversion or  consolidation to which the  Seller is a party or any  Person  succeeding  to the  business  of the  Seller.  The  parties  hereto  acknowledge  that the
Purchaser is acquiring the Mortgage  Loans and the  Contractual  Rights for the purpose of selling and assigning  them to the Depositor pursuant to the SAMI II Mortgage Loan Purchase  Agreement  which in turn will sell and assign such Mortgage Loans,  Contractual  Rights and  contractual  rights under the SAMI II Mortgage  Loan  Purchase  Agreement  to the Issuer  which will pledge them to the  Indenture
Trustee.  As an inducement to the Purchaser to purchase the Mortgage Loans,  the Seller  acknowledges and consents to the assignment by the Purchaser to the Depositor,  and by the Depositor to the Issuer, and the pledge by the Issuer to the Indenture  Trustee,  of all of the  Contractual  Rights and contractual  rights under the SAMI II Mortgage Loan Purchase  Agreement which may be enforced or exercised with the same force and effect as if they had been enforced or exercised by the Purchaser directly.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase
Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                                 THORNBURG MORTGAGE FUNDING, INC., as Purchaser

                                                 By:       /S/ Nathan Fellers
                                                       Name:  Nathan Fellers
                                                       Title:    Senior Vice President

                                                 THORNBURG MORTGAGE HOME LOANS, INC.,
                                                          as Seller

                                                 By:             /S/ Deborah J. Burns
                                                      Name:  Deborah J. Burns
                                                      Title:    Senior Vice President

STATE OF NEW MEXICO                 )
                                    )ss.:
COUNTY OF SANTA FE                  )

         On the _31_ day of __July_ 2007 before me, a Notary Public in and for said State,  personally  appeared Nathan Fellers,  known to me to a Senior Vice President of THORNBURG  MORTGAGE FUNDING,  INC., the corporation that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said corporation,  and acknowledged to me that such corporation  executed the within instrument.

         IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official  seal the day and year in this  certificate  first above written.

__/S/ Jane C. Yates___
Notary Public

My Commission Expires on __Nov. 20, 2010___

Official Seal
Jane C. Yates
Notary Public
State of New Mexico
My Commission Expires: Nov. 20, 2010

STATE OF NEW MEXICO             )
                                )ss.:
COUNTY OF SANTE FE              )

         On the _31_ day of __July__  2007  before me, a notary  public in and for said State,  personally  appeared  Deborah J. Burns, known to me to be a Senior Vice  President of THORNBURG  MORTGAGE  HOME LOANS,  INC., a Delaware  corporation  that executed the within instrument,  and also known to me to be the person who  executed it on behalf of said  corporation,  and  acknowledged  to me that such corporation executed the within instrument.

         IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official  seal the day and year in this  certificate  first above written.

__/S/ Jane C. Yates___
Notary Public

My Commission Expires on __Nov. 20, 2010___

Official Seal
Jane C. Yates
Notary Public
State of New Mexico
My Commission Expires: Nov. 20, 2010

                                                                                                                             SCHEDULE I

                                                        MORTGAGE LOAN SCHEDULE

                                           [See Schedule I of Sale and Servicing Agreement]

                                                                                                                            SCHEDULE II

                                              LIST OF SERVICING AGREEMENTS (TMST 2007-3)

     1.  a) Servicing  Agreement,  dated as of March 1, 2002, among Thornburg  Mortgage Home Loans, Inc.  ("Thornburg"),  as seller and servicer and Wells Fargo Bank N.A. ("Wells Fargo"),  as master servicer,  as amended by the Amendment to Servicing  Agreement, dated as of December 1, 2002,  and as amended by the Second  Amendment  to Servicing  Agreement,  dated as of January 1, 2006, and (b) the Subservicing  Acknowledgement  Agreement,  dated as of March 1, 2002, between Thornburg,  as servicer,  and Cenlar
         FSB, as sub-servicer ("Cenlar"), as amended by the Amendment to Subservicing  Acknowledgement  Agreement, dated as of December
         1, 2002, and by the Second Amendment to Subservicing  Acknowledgement  Agreement,  dated as of January 1, 2006,  including the related  Transfer  Notice,  dated July 27, 2007, from Thornburg,  as seller,  to Thornburg,  as initial seller,  and Thornburg
         Mortgage Funding, Inc., as Seller ("TMFI"), and Cenlar, as sub-servicer.

     2.  Amended and Restated  Correspondent  Loan Purchase  Agreement,  dated as of March 25, 2002,  between  Thornburg  Mortgage Home
         Loans, Inc.  ("Thornburg") and First Republic Bank ("First Republic"),  including the related Transfer Notice,  dated July 27,
         2007, from Thornburg to First Republic.

     3.  Amended and Restated  Correspondent  Loan Purchase  Agreement,  dated as of March 27, 2002,  between  Thornburg  Mortgage Home
         Loans, Inc.  ("Thornburg")  and Colonial Savings,  F.A.  ("Colonial"),  including the related Transfer Notice,  dated July 27,
         2007, from Thornburg to Colonial.

     4.  Correspondent  Loan  Purchase  Agreement,  dated  as of  January  31,  2006,  between  Thornburg  Mortgage  Home  Loans,  Inc.
         ("Thornburg") and Mellon Trust of New England,  N.A.  ("Mellon"),  including the related Transfer Notice, dated July 27, 2007, from Thornburg to Mellon.

     5.  Correspondent Loan Purchase  Agreement,  dated as of April 6, 2006, between Thornburg Mortgage Home Loans, Inc.  ("Thornburg")
         and First  Horizon Home Loan Corp.  ("First  Horizon"),  including  the related  Transfer  Notice,  dated July 27, 2007,  from
         Thornburg to First Horizon.

     6.  Reconstituted  Servicing Agreement,  dated as of July 1, 2007, by and among Thornburg,  TMFI, Countrywide Home Loans Servicing
         LP ("Countrywide"),  as servicer,  LaSalle Bank National Association,  as trustee, and acknowledged by Wells Fargo Bank, N.A., as master  servicer,  relating to the Mortgage Loan Purchase and Servicing  Agreement dated as of September 1, 2005 as amended by the Amendment  Number Two dated as of June 19, 2006 by and between  Thornburg and  Countrywide  and by the Amendment Reg AB
         dated as of July 1, 2006 by and between Thornburg and Countrywide.

     7.  Reconstituted Servicing Agreement, dated as of July 1, 2007, by and among Thornburg,  TMFI, Countrywide,  as servicer, LaSalle
         Bank National  Association,  as trustee,  and  acknowledged  by Wells Fargo Bank,  N.A., as master  servicer,  relating to the
         Mortgage Loan Purchase and Servicing  Agreement  between  Thornburg and Countrywide as seller,  dated as of April 25, 2002, as amended by the Amendment Reg AB dated as of July 1, 2006, by and between Thornburg and Countrywide.

     8.  Reconstituted  Servicing  Agreement dated as of July 1, 2007, by and among Thornburg,  TMFI, Morgan Stanley Credit Corporation
         ("Morgan  Stanley"),  as servicer,  Thornburg Mortgage Securities Trust 2007-3, and acknowledged by Wells Fargo Bank, N.A., as master servicer,  relating to the Master Servicing  Agreement between Thornburg and Morgan Stanley,  as servicer,  dated as of
         May 1, 2001, as amended by that certain  Amendment to Master  Servicing  Agreement dated as of January 1, 2003, by and between
         Thornburg and Morgan Stanley, and by the Amendment Reg AB dated as of November 1, 2006 between Thornburg and Morgan Stanley.

     9.  Reconstituted  Servicing  Agreement  dated as of July 1, 2007,  by and among  Thornburg,  TMFI,  Wells  Fargo Bank,  N.A.,  as servicer,  and Thornburg Mortgage  Securities Trust 2007-3 (the "Trust") and acknowledged by Wells Fargo Bank, N.A., as master servicer,  relating to the Master  Seller's  Warranties and Servicing  Agreement  between Lehman Brothers Bank, FSB ("Lehman")
         and Wells Fargo  dated as of May 1, 2006,  as amended by  Amendment  No. 1 to the Master  Seller's  Warranties  and  Servicing
         Agreement dated as of August 1, 2006, as modified by that certain  Assignment,  Assumption and Recognition  Agreement dated as of August 25, 2006.

                                                             SCHEDULE III

                                                     SELLER'S REPRESENTATIONS AND
                                                        WARRANTIES RELATING TO
                                                            MORTGAGE LOANS

         The Seller hereby  represents  and warrants to, and covenants  with,  the Purchaser  that, as to each Mortgage Loan, as of the
Closing Date:

     (i)          The information set forth in the final Mortgage Loan Schedule is complete,  true and correct in all material respects and (b) the Mortgage Note or an affidavit of lost note with respect to each  Mortgage Loan has been  delivered to the
                  Purchaser or its designee.

     (ii)         As of the Cut-off Date, none of the Mortgage Loans (by Scheduled Principal Balance) were 30 or more days delinquent in payment.

     (iii)        To the best of Seller's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid.

     (iv)         The terms of the Mortgage Note and the Mortgage (including with respect to provisions relating to any Additional
                  Collateral (if applicable)) have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the Trust, and which are included in the Mortgage File, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, in each instance to the extent required by the related policy and is reflected on the Mortgage Loan Schedule.  Except for any modification agreement or similar document contained in the Mortgage File permitting a borrower to modify his Mortgage Loan, no instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, in each instance to the extent required by the policy, and which assumption agreement is part of the Mortgage File.

     (v)          The Mortgage Note and the Mortgage (including with respect to provisions relating to any Additional Collateral (if applicable)) are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the Seller's knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

     (vi)         All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located.  All such insurance policies contain a standard mortgagee clause naming the Master Servicer or the applicable Servicer, their successors and assigns as mortgagee and to Seller's knowledge all premiums thereon have been paid.  If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the
                  Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

     (vii)        The Mortgage Loan is not a loan (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of
                  Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of
                  1994, as amended, or any comparable state law (B) a "High Cost Loan" or "Covered Loan" as applicable, as such terms are defined in the current Standard & Poor's LEVELS® GLOSSARY classified and/or defined as a "high cost" loan or
                  "predatory," "high cost," "threshold" or "covered" lending under any other state, federal or local law.  The
                  Mortgage Loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan.

     (viii)       The Mortgage has not been satisfied, canceled or subordinated, or rescinded, in whole or in part, and the Mortgaged
                  Property has not been released from the lien of the Mortgage except for a release that does not materially impair the security of the Mortgage Loan or is reflected in the Loan-to-Value Ratio, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission unless payoff funds have been deposited in the custodial account.

     (ix)         The Mortgage (including any Negative Amortization which may arise thereunder, in the case of any Group 1 Mortgage
                  Loan) is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the
                  Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (a) specifically referred to in a lender's title insurance policy delivered to the related Originator of the Mortgage Loan or (b)
                  which do not adversely affect the Appraised Value of the Mortgaged Property, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and, further provided, with respect to Cooperative Loans, the lien of the related cooperative corporation for unpaid assessments representing the obligor's pro rata share of the cooperative corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

     (x)          The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other laws relating to the rights of creditors and general principles of equity.

     (xi)         All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

     (xii)        The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to
                  Mortgages not recorded as of the Closing Date.  Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization, in the case of any Group 1 Mortgage Loan.

     (xiii)       The Seller has acquired its ownership of each Mortgage Loan in good faith without notice of any adverse claim, and as of the Closing Date, the Mortgage Note and the Mortgage are not assigned or pledged, and immediately prior to the sale of the Mortgage Loan to the Purchaser, the Seller was the sole owner thereof and with full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

     (xiv)        To the Seller's best knowledge, the Seller or, if the Mortgage Loan was not originated by the Seller, the related originator is or was (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged
                  Property is located, and (B) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association or national bank or subsidiary having preemptive authority under federal law or under applicable state law to engage in business in such state without qualification, or (iv) not doing business in such state.

     (xv)         The Mortgage Loan is covered by an ALTA lender's title insurance policy or other form acceptable to Fannie Mae or
                  Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix)(A)
                  through (C) above) the related originator or the Seller,  their respective successors and assigns as to the first priority lien of the Mortgage in the original principal balance of the Mortgage Loan, including, in the case of any
                  Group 1 Mortgage Loan, the maximum amount of Negative Amortization in accordance with the terms of the Mortgage
                  Note.  The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

     (xvi)        There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

     (xvii)       To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or on parity with, the lien of the related
                  Mortgage.

     (xviii)      To the best of the Seller's knowledge, all improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged
                  Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

     (xix)        The Mortgage Loan was originated by the Seller or was purchased by the Seller from a third party and the related originator of each Mortgage Loan, was, at the time of origination, (A) (1) a Fannie Mae-approved or Freddie
                  Mac-approved Seller/Servicer and (2) a U.S. Department of Housing and Urban Development approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or (B) closed in the name of a loan broker under the circumstances described in the following sentence.  If such Mortgage Loan was originated through a loan broker, the related originator qualifies under clause (A) above, such Mortgage Loan met such originator's underwriting criteria at the time of origination and was originated in accordance with such originator's polices and procedures and such originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof.  Each
                  Mortgage Note has a Mortgage Rate that adjusts periodically (not always in correlation to the Index calculation term), based on the 1-month LIBOR Index, 6-month LIBOR Index, 1-year LIBOR Index, 1-year MTA Index, 1-year CMT Index or 3-year CMT Index, as each is defined in the Sale and Servicing Agreement, except that some Mortgage Loans first adjust after an initial period of one or six months or one, three, five, seven, eight or ten years following origination.

     (xx)         The origination practices used by the Seller or the related originator of the Mortgage Loan and the collection practices used by the Master Servicer or the applicable Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business.
                  With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the applicable Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

     (xxi)        The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof.

     (xxii)       The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B)
                  otherwise by judicial foreclosure.  There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

     (xxiii)      The Mortgage Loan was underwritten generally in accordance with either (A) the Seller's underwriting standards described in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, (B) in the case of a
                  Mortgage Loan originated by First Republic Bank, the underwriting standards of First Republic Bank, (C) in the case of a Mortgage Loan originated by Countrywide Homes Loans Inc., the underwriting standards of Countrywide Homes Loans
                  Inc. as described in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, or (D) in the case of any other Mortgage Loans acquired from a bulk seller, the underwriting standards of the related bulk seller or a third party originator's underwriting guidelines.

     (xxiv)       The Mortgage File in possession of the related Servicer contains an appraisal of the related Mortgaged Property by a qualified appraiser, duly appointed by the related originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan or, in accordance with certain specified programs of the related originator of the Mortgage Loan an approved AVM in lieu of the appraisal.

     (xxv)        In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller or any of its successors to the trustee under the deed of trust, except, in connection with a trustee's sale after default by the Mortgagor.

     (xxvi)       No Mortgage Loan (A) contains provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor or paid by any source other than the Mortgagor or (B) contains any provision permitting a temporary "buydown" of the related Mortgage Rate.  No Mortgage Loan was a graduated payment mortgage loan as of the date of its origination.
                  No Mortgage Loan has a shared appreciation or other contingent interest feature.

     (xxvii)      No Mortgage Loan had a Loan-to-Value Ratio in excess of 100%.  Except for one Mortgage Loan in Group 2 with a principal balance of approximately $421,063.12, the portion of the unpaid principal balance of each Mortgage Loan which is in excess of 80% of the original Loan-to-Value Ratio either (a) has Additional Collateral or (b) is and will be insured as to payment defaults under a Primary Mortgage Insurance Policy issued by primary mortgage insurer licensed to do business in the state in which the Mortgaged Property is located and acceptable to Fannie Mae or
                  Freddie Mac as of the Closing Date, so as to reduce the Mortgagee's exposure in accordance with the standards of
                  Fannie Mae or Freddie Mac and applicable law.  All provisions of such Primary Mortgage Insurance Policy have been and are being complied with; such policy is valid and in full force and effect and all premiums due thereunder have been paid.

     (xxviii)     Except for any Additional Collateral Mortgage Loans, the Mortgage Note is not and has not been secured by any collateral, pledged account, or other security except the lien of the Mortgage, and the security interest of any applicable security agreement or chattel mortgage referred to above.

     (xxix)       To the best of the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law.  To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities.

     (xxx)        Each Assignment is in recordable form, is acceptable for recording under the laws of the jurisdiction in which the
                  Mortgaged Property is located.

     (xxxi)       If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac or the originator's eligibility requirements.

     (xxxii)      To the best of the Seller's knowledge, no fraud was committed by the related originator of the Mortgage Loan and the
                  Seller is not aware of any fact that would reasonably lead the Seller to believe that any Mortgagor had committed fraud in connection with the origination of such Mortgage Loan.

     (xxxiii)     The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested by the Mortgagor under the Servicemembers Civil Relief Act.

     (xxxiv)      As to any Additional Collateral Mortgage Loan, such Mortgage Loan is secured by a perfected first priority security interest in the related Additional Collateral.

     (xxxv)       As to any Additional Collateral Mortgage Loan, the applicable pledge agreement is in place, is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and general principles of equity.

     (xxxvi)      With respect to each Cooperative Loan (i) there is no provision in the related proprietary lease which requires the related Mortgagor to offer for sale the shares owned by such Mortgagor first to the Cooperative Corporation for a price less than the outstanding amount of the Cooperative Loan, (ii) there is no prohibition in the related proprietary lease against pledging such shares or assigning the proprietary lease that has been violated in connection with the origination of the Cooperative Loan.

     (xxxvii)     With respect to each Cooperative Loan, such Cooperative Loan is secured by shares held by a "tenant-stockholder" of a corporation that qualifies as a "cooperative housing corporation" as such terms are defined in Section 216(b)(1)
                  of the Code.

     (xxxviii)    With respect to each Cooperative Loan, the related Mortgage and related UCC financing statement creates a first-priority security interest in the stock in the Cooperative Corporation and the related proprietary lease of the related Cooperative Unit which were pledged to secure such Cooperative Loan, and the Cooperative Corporation owns the Cooperative Corporation as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae.

     (xxxix)      No Mortgage  Loan  originated  on or after  October 1, 2002  through  March 6, 2003 is  governed by the Georgia  Fair
                  Lending Act.